Exhibit 10.22(a)

PENN NATIONAL G A M I N G, I N C.

December 29, 2011

Timothy J. Wilmott

President and Chief Operating Officer

825 Berkshire Blvd.

Wyomissing, PA 19610

Subject: Employment Agreement

Dear Tim:

This letter is intended to memorialize our recent discussion regarding your Employment Agreement with Penn National Gaming, Inc. (the “Company”) dated December 31, 2008 (the “Employment Agreement”).  Except as expressly set forth in this letter, the terms and conditions in the Employment Agreement shall otherwise remain in full force and effect.

Section 8.4(b) of the Employment Agreement is hereby amended to delete the phrase “(iv) failure to appoint Executive as the Chief Executive Officer of the Company within thirty (30) days of the 3rd anniversary of the Commencement Date,” and replace it with the word “and”, and insert a new final sentence to Section 8.4(b) to read as follows:  “Executive may terminate his employment with the Company for Good Reason at any time during the Initial Term if the Company fails to appoint Executive as the Chief Executive Officer of the Company within thirty (30) days of the Company’s receipt of written notice from Executive of his intent to terminate employment for such failure.”

In addition, the initial paragraph of Section 3.4(b) is hereby amended and restated to read as follows:  “Severance Pay and Benefits.  Subject to the conditions in subsection (c) hereof, if Executive’s employment is terminated under Section 3.1(a), Section 3.3 or by Executive for Good Reason, then Executive will be entitled to receive, and the Company will provide Executive with, the following severance pay and benefits (in addition to any amounts payable under subsection (a) hereof); provided, for purposes of Section 409A, each payment (whether an installment or lump sum) of severance pay under this subsection (b) shall be considered a separate payment:”  The remainder of Section 3.4(b) shall continue without amendment as set forth in the Employment Agreement.

Please indicate your acceptance of the amendments to the Employment Agreement set forth in this letter by delivering your signed acceptance to the Company at your earliest convenience.

Very truly yours,

Penn National Gaming, Inc.

By:	/s/ Peter M. Carlino
Peter M. Carlino, Chairman and CEO

Accepted and agreed:

/s/ Timothy J. Wilmott
Timothy J. Wilmott